Exhibit 5.1

HUNTON ANDREWS KURTH LLP FILE NO: 059109.0000001

February 4, 2026
Mondelēz International, Inc.
905 West Fulton Market, Suite 200
Chicago, Illinois 60607
Mondelēz International, Inc.
Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as Virginia counsel to Mondelēz International, Inc., a Virginia corporation (the “Company”), in connection with the registration of an indeterminate amount of debt securities, shares of the Company’s common stock, without par value (the “Common Stock”), shares of the Company’s preferred stock, without par value (the “Preferred Stock”), warrants, depositary shares, purchase contracts, guarantees and units (collectively, the “Securities” and each a “Security”), as set forth in the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Securities are to be issued in one or more series and will be offered and sold on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.
This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.
In rendering the opinions set forth below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:
(1)    the Registration Statement, including the Prospectus and the documents incorporated therein by reference;
(2)    an executed copy of a Certificate of the Secretary of the Company, dated the date hereof, to which the following documents are attached or incorporated by reference:
(a)    the Amended and Restated Articles of Incorporation of the Company, as amended through the date hereof (the “Articles of Incorporation”);
(b)    the Amended and Restated By-Laws of the Company, as amended through the date hereof; and
ATLANTA   AUSTIN   BANGKOK   BOSTON   BRUSSELS   CHARLOTTE   DALLAS   DUBAI   HOUSTON
LONDON   LOS ANGELES   MIAMI   NEW YORK   RICHMOND   SAN FRANCISCO   TOKYO   TYSONS   WASHINGTON, DC
www.Hunton.com

Mondelēz International, Inc.
February 4, 2026

(c)    the resolutions of the Board of Directors of the Company, adopted on December 11, 2025;
(3)    a certificate issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) on the date hereof, to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing (the “Good Standing Certificate”); and
(4)    originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of corporate officers and public officials and such other documents as we have deemed necessary for the purposes of rendering this opinion letter.
For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals thereof, (iii) the legal capacity of all natural persons, (iv) the genuineness of all signatures, (v) the good standing, due authorization, requisite entity authority of, and the execution and delivery of all documents by, all parties in each of their respective capacities thereunder (other than the Company to the extent expressly set forth in our opinions below) and the validity, binding effect and enforceability thereof on all parties, (vi) that no parties to the documents have commenced any action toward dissolution or received notice from any government official regarding dissolution, (vii) the validity, binding effect and enforceability of all documents, and (viii) except to the extent expressly set forth in our opinions herein as to the Company with respect to the consummation of the transactions under the Registration Statement, that the consummation of the transactions under the Registration Statement by each party thereto as to its respective obligations under such documents do not violate the law of any jurisdiction where such obligations are to be incurred or performed or the law of any other applicable jurisdiction.
As to factual matters, we have relied upon representations included in the documents submitted to us, upon statements and certificates of officers and other representatives of the Company, and upon statements and certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.
We do not purport to express an opinion on the laws of any jurisdiction other than those of the Commonwealth of Virginia. Whenever any of our opinions address any of the laws, rules and regulations of the Commonwealth of Virginia, those opinions: (i) address only those laws, rules and regulations that are in effect and with respect to which copies are generally available on the date hereof and that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement, excluding all laws, rules and regulations that may be applicable to any party by virtue of the particular assets, activities or operations of such party that are not applicable to business entities generally; and (ii) do not include any opinion as to (a) the laws of any municipality or any local government, authority or instrumentality within any state, or (b) any laws, rules or regulations related to: (1) telecommunications, communications, or

Mondelēz International, Inc.
February 4, 2026

transportation, (2) antitrust or unfair competition, (3) securities or blue sky, (4) environmental matters, (5) bankruptcy, insolvency fraudulent conveyances, fraudulent transfers, or fraud, (6) zoning or land use or leasing, building or construction, (7) fiduciary duties, (8) pension or employee benefits, (9) tax, (10) labor, employment or federal contracts, (11) privacy, (12) healthcare, (13) qualification of entities doing business in foreign (out of state) jurisdictions, (14) health, safety, food or drugs, (15) public utilities or energy, (16) insurance, (17) patent, copyright or trademark, or other intellectual property, (18) any mandatory choice of law rule, (19) foreign asset control, foreign investment in the United States, national security, terrorism, or money laundering, (20) corrupt practices, racketeering or criminal or civil forfeiture, (21) commodities, swaps or other derivatives or futures or indices or similar instruments, and (22) banking and financial institutions
Based upon the foregoing and such other documents as we have deemed necessary and appropriate to render the opinions set forth below, and subject to the limitations, assumptions, and qualifications noted herein, we are of the opinion that:
1.    Based solely on the Good Standing Certificate, the Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia as of the date of the Good Standing Certificate.
2.    With respect to any series of Preferred Stock, when (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to authorize the terms and approve the issuance of any series of Preferred Stock, including the terms of the offering thereof, from the then authorized number of shares of Preferred Stock available, (b) articles of amendment to the Articles of Incorporation creating the particular series of Preferred Stock have been filed with the SCC and the SCC has issued a certificate of amendment with respect thereto and (c) the series of Preferred Stock has been duly issued by the Company and delivered, assuming that at the times of such issuances the Company has a sufficient number of authorized and unissued shares of Preferred Stock available therefor, either (i) in accordance with the terms and conditions set forth in the Registration Statement (as declared effective by the Commission), the Prospectus and any applicable prospectus supplement and delivered to and paid for by the purchasers thereof in accordance with the definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, such Preferred Stock will be validly issued, fully paid and nonassessable.

Mondelēz International, Inc.
February 4, 2026

3.    With respect to any Common Stock, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance of the Common Stock, including the terms of the offering thereof, from the then authorized number of shares of Common Stock available and (b) the Common Stock has been duly issued by the Company and delivered assuming that at the times of such issuances the Company has a sufficient number of authorized and unissued shares of Common Stock available therefor, either (i) in accordance with the terms and conditions set forth in the Registration Statement (as declared effective by the Commission), the Prospectus and any applicable prospectus supplement and delivered to and paid for by the purchasers thereof in accordance with the definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, such Common Stock will be validly issued, fully paid and nonassessable.
For purposes of the opinions set forth above, we have also assumed that (i) the Company will be validly existing and in good standing as a corporation under the laws of the Commonwealth of Virginia at the time of authorization and of issuance of the applicable Security and (ii) the Articles of Incorporation and By-Laws have not been amended from the date hereof in a manner that would affect any of the opinions rendered herein.
We hereby consent to the incorporation by reference of this opinion into the Registration Statement and the reference to our firm under the heading “Validity of the Securities” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.
The opinions expressed herein are rendered as of the date hereof and address only those laws, rules and regulations that are in effect, and with respect to which copies are generally available on the date hereof. We expressly disclaim any obligation to advise you or any other person of any changes of law or facts that may hereafter come or be brought to our attention that would alter the opinions herein set forth. Our opinion letter is expressly limited to the matters set forth above and we render no opinions, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.
Very truly yours,
/s/ Hunton Andrews Kurth LLP